United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 29, 2015

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania                                  0-12126                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Franklin Financial Services Corporation held its annual meeting of shareholders on April 28, 2015.  The Board of Directors submitted the following proposals to a vote of security holders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of four Directors to Class C for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
Daniel J. Fisher	1,847,550	59,186	830,299
Donald A. Fry	1,835,340	71,396	830,299
Donald H. Mowery	1,838,926	67,810	830,299
Richard E. Jordan III	1,838,512	68,224	830,299

Directors  Fisher, Fry, Mowery and Jordan were elected.

Proposal 2 – Advisory Vote on Compensation Paid to Named Executive Officers (Say-On-Pay)

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,750,609	115,659	40,468	830,299

Proposal 3 – Ratification of the selection of BDO USA, LLP, as the independent registered public accounting firm for 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,711,821	13,269	11,945	0

The selection of BDO USA, LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

/s/ William E. Snell, Jr.

     William E. Snell, Jr., President and Chief Executive Officer

Dated: April 29, 2015